Q1 2023 Earnings Presentation May 4, 2023 Exhibit 99.2

2 Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting 01 02 03 04 05 Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO Questions & Answers Q1 2023 Earnings Call

3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words and, for the avoidance of doubt, include all statements herein regarding the Company's financial targets for Calendar Year 2023 and operational outlook. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements (including the Company's financial targets for Calendar Year 2023 and operational outlook) speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof except as may be required by applicable law. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: public health crises, such as pandemics (including COVID-19) and epidemics, and any related government policies and actions; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; our inability to execute our business strategy for diversification efforts related to, government services, offshore wind, and advanced air mobility; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the possibility of changes in tax and other laws and regulations and policies, including, without limitation, actions of the governments that impact oil and gas operations or favor renewable energy projects; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; general economic conditions, including the capital and credit markets; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of political instability, war or acts of terrorism in any of the countries where we operate; the possibility that reductions in spending on aviation services by governmental agencies could lead to modifications of our search and rescue (“SAR”) contract terms with governments, our contracts with the Bureau of Safety and Environmental Enforcement (“BSEE”) or delays in receiving payments under such contracts; the effectiveness of our environmental, social and governance initiatives; the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; and our reliance on a limited number of helicopter manufacturers and suppliers. If one or more of the foregoing risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Transition Report on Form 10-KT for the year ended December 31, 2022 (the “Transition Report”) which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov.

4 Non-GAAP Financial Measures Reconciliation Non-GAAP In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our filings with the SEC and posted on our website. EBITDA and Adjusted EBITDA are presented as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period and noted in the applicable reconciliation. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements and the financial performance of our assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. There are two main ways in which foreign currency fluctuations impact on the Company’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows. The primary exposure is the GBP/USD exchange rate. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited). The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA for Calendar Year 2023 included in this presentation to projected net income (GAAP) for the same period because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted Adjusted EBITDA to net income (GAAP) for Calendar Year 2023. Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. In prior periods, the Company’s Free Cash Flow was calculated as net cash provided by (used in) operating activities plus proceeds from disposition of property and equipment less purchases of property and equipment. Management believes that the change in the Company’s free cash flow calculation, as presented herein, better represents the Company’s cash flow available for discretionary purposes, including growth capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to a PBH maintenance agreement buy-in, reorganization items, costs associated with recent mergers, acquisitions and ongoing integration efforts, as well as other special items which include nonrecurring professional services fees and other nonrecurring costs or costs that are not related to continuing business operations. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

5 Leading Global Provider of Innovative and Sustainable Vertical Flight Solutions As of 3/31/2023 Global Employees 3,217 Total 820 Pilots 821 Mechanics Headquartered in Houston, TX Lines of Services: 4 Offshore Energy Services Government Services Fixed Wing Services Other Services Publicly Traded on NYSE (VTOL) Presence on 6 Continents Customers in 15+ Countries Diverse fleet of 226 Aircraft LTM operating revenues of $1.2 billion Aircraft Type Rotary Wing Fixed Wing UAS

6 (1) As of 3/31/2023 (2) Reflects LTM operating revenues by region as of 3/31/2023; see slide 23 for reconciliation (3) Reflects LTM operating revenues by end market as of 3/31/2023; see slide 22 for reconciliation Operating Revenues by Region(2)Aircraft Fleet(1) Operating Revenues by End Market(3) 6% Light Twin 12% Single Engine 8% Fixed Wing/ UAS 30% S92 9% AW189 24% AW139 11% Other Heavy/ Medium 31% Americas 53% Europe 7% Asia Pacific 9% Africa 1% Other 65% Offshore Energy 9% Fixed Wing 25% Government226 $1.2 bn $1.2 bn Aircraft and Revenue Mix

7 Significant Presence in Key Regions Global Leadership We currently have customers in: • Australia • Brazil • Canada • Chile • Dutch Caribbean • Falkland Islands • Guyana • India • Mexico • The Netherlands • Nigeria • Norway • Spain • Suriname • Trinidad • United Kingdom • United States Total Aircraft: 226 Bristow Headquarters Operating Presence Dry Lease/Partnership (1) As of 3/31/2023 11 15 2 28 44 24 3 2 69 6 2 11 Percentage and Number of Aircraft by Region(1) 49% Americas34% Europe 11% Africa 6% Asia Pacific 111 78 24 13 6 3

8 Key Financial Highlights (1) Amounts shown as of 3/31/2023 (2) Comprised of $198.4 million in unrestricted cash balances and $76.5 million of remaining availability under ABL Facility (3) See slide 17 for reconciliation of Net Debt (4) See slide 20 for reconciliation of Adjusted EBITDA excluding asset dispositions and foreign exchange $275mm Available Liquidity(1),(2) QTD Financial Highlights(1) (4) $302mm Total Revenues $369mm Net Debt(1),(3) $136mm LTM Adj. EBITDA Excl. Asset Sales & Foreign Exchange(1),(4) $29mm Adjusted EBITDA excluding asset dispositions and FX

Quarterly Results – Sequential Quarter Comparison

- Operating revenues were $11.4 million lower than the Preceding Quarter[(1)] primarily due to:
  - Lower seasonal utilization, the end of a contract in Guyana and lower lease payments received from Cougar, partially offset by;
  - Higher revenues from government services and fixed wing services
- Operating expenses were $8.0 million lower primarily due to lower repairs and maintenance, fuel and leased-in equipment costs, partially offset by higher training, personnel and other operating costs
- General and administrative expenses were $5.0 million higher primarily due to nonrecurring professional services fees, severance costs and tax expenses and the absence of one-time benefits recognized in the Preceding Quarter related to insurance rebates and non-cash compensation adjustments
- Net gain on disposal of assets was $3.3 million in the Current Quarter compared to a loss of $1.7 million in the Preceding Quarter
- Other expense, inclusive of foreign exchange losses, was $4.3 million lower in the Current Quarter
- Adjusted EBITDA, excl. asset sales and foreign exchange[(2)], decreased by $7.4 million

Operating Revenues



$ in millions
350
300
250
200
150
100
50
0
$304
$293
Dec 2022
Mar 2023

Adjusted EBITDA, excl. Asset Sales & Foreign Exchange



$ in millions
$40
$20
$0
$36
$29
Dec 2022
Mar 2023

(1) "Current Quarter" refers to the three months ended March 31, 2023, and the "Preceding Quarter" refers to the three months ended December 31, 2022
(2) Adjusted EBITDA excludes special items. See slide 20 for a description of special items and reconciliation to net income

Bristow 9

10 $0 $100 $200 $300 $400 $500 $600 $700 1 9 8 0 1 9 8 1 1 9 8 2 1 9 8 3 1 9 8 4 1 9 8 5 1 9 8 6 1 9 8 7 1 9 8 8 1 9 8 9 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 E 2 0 2 3 E 2 0 2 4 E 2 0 2 5 E Multi-year Growth in Upstream Offshore Energy Spending Source: Company Reports, Barclays Research, January 2023 Upstream Spending 1980 – 2025E ~35-year cycle Beginning of a new cycle… ($bn) North America International “Offshore spending is expected to increase 24% in 2023 following the first year of spending growth this year (+12%) since 2014.” “…we view 2023 as a continuation of a multi-year upcycle leading to consecutive years of double-digit global spending growth through at least 2025.” “Much of the 2022 capex was inflation related which should moderate in 2023. However, with little equipment spare capacity, net pricing gains to service companies should account for much of the 2023 capex increase.” — J. David Anderson, CFA Barclays Research CONTRACTION PHASE: From 1981 to 1986 spending fell by 56% TRANSFORMATION PHASE: Following the 1986 crash, the 1990s were marked by cost reduction and industry bankruptcies/consolidation GROWTH PHASE: The 2000s up until 2014 were without a doubt the 'golden years' of the offshore energy industry CONTRACTION PHASE: From 2014 to 2020 spending fell by 55% TRANSFORMATION/ GROWTH PHASE

11 “Super-medium offshore types are at near-full utilisation, order books for these aircraft are very thin and new orders will take 18 months (at least) to build. Requirements for additional heavy / super-medium aircraft can therefore only be met by use of inactive S92s. The ability to reactivate AOG will be critical in this emerging cycle.” Steve Robertson, Director Air & Sea Analytics Effective Utilization of Heavy and Medium Offshore Helicopters Tightening Asset Market in Offshore Helicopters Source: Air and Sea Analytics, March 2023 285 32 37 166 55 5 6 32 26 0 1 13 92% 100% 98% 93% Active Helicopters Inactive Helicopters (Total) Inactive Helicopters (Known Stored / Uncontracted) Effective Utilisation S-92 AW189 H175 AW139

12 2023 Outlook Affirmed (1) The outlook projections provided for 2023 are based on the Company’s current estimates, using information available at th is point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. 2023E (1) (in USD, millions) Operating revenues: Offshore energy services $755 - $830 Government services $340 - $355 Fixed wing services $95 - $110 Other services $10 - $15 Total operating revenues $1,200 - $1,310 Adjusted EBITDA, excluding asset dispositions and foreign exchange losses (gains) $150 - $170 Cash interest ~$40 Cash taxes $20 - $25 Maintenance capital expenditures $20 - $25 BRISTOW AFFIRMS 2023 OUTLOOK

13 (1) See slide 19 for further details on seasonality Building Momentum Throughout 2023 Q1 Q2 Q4 Q3 4x S92 2x AW139 Contract ended in Guyana on 12/31/22 1x AW139 1x S92 Contracts begin late Q2 in U.S. GOM 6x AW139 Contracts begin in Brazil 1x S92 Contract begins in U.S. GOM 4x SAR S92 Contract begins in Norway late Q3, full quarter impact in Q4 The first quarter of the calendar year is traditionally our weakest quarter due to weather-related seasonality(1) First part of the year will see more idle aircraft as a large contract in Guyana concluded at year end, and we are in the process of reconfiguring and transitioning aircraft that have been awarded new contracts at attractive terms and are scheduled to begin in the second half of 2023 The EBITDA run rate at year-end is expected to be significantly higher than the first half of the year, setting up positively for stronger financial results in 2024

14 Offshore Energy Services Calendar Year 2023 Outlook By Lines of Service The outlook projections provided for 2023 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Europe region: • New Norway four-year SAR contract expected to start in September 2023 • A stronger U.S. dollar relative to the British pound sterling and Norwegian krone would adversely impact the financial results in this region Business expanding based on new contract awards and an acquisition Full year impact of operations in the Falkland Islands, the Netherlands and the Dutch Caribbean and the U.K. SAR rate increase will benefit financial results in 2023. A stronger U.S. dollar relative to the British pound sterling would adversely impact financial results. We believe the financial performance of this business will be stronger in 2023 compared to 2022 We are seeing continued growth from charter revenues, expected to continue through 2023. Pilot shortages in Australia remain a challenge. Africa region: • Increased market activity and the return of a significant customer contract continue to drive better results in Nigeria Americas region: • Increased customer activity and the commencement of previously awarded contracts are expected to drive increased utilization in the U.S. Gulf of Mexico and Brazil • Guyana revenues declined due to the end of a customer contract at year-end 2022 Government Services Fixed Wing & Other Services We believe the offshore energy market has entered a multi-year growth cycle. Given our sector’s late cycle exposure and the lag effect involving new projects, this should become evident in our financial results in 2023. A tighter equipment market, constrained global labor force, and inflationary cost pressures should drive meaningful rate increases.

APPENDIX ⮚ Fleet Overview ⮚ Strong Balance Sheet and Liquidity Position ⮚ UKSAR2G Contract ⮚ Quarterly Revenues, Adjusted EBITDA and Seasonality ⮚ Reconciliation of Adjusted EBITDA ⮚ Adjusted Free Cash Flow Reconciliation ⮚ Operating Revenues and Flight Hours by Line of Service ⮚ LTM Operating Revenues by Region

16 Fleet Overview (1) As of 3/31/2023 (2) Reflects the average age of owned helicopters Number of Aircraft(1) Type Owned Aircraft Leased Aircraft Total Aircraft Average Age (years)(2) Heavy Helicopters: S92 38 30 68 13 AW189 17 4 21 7 S61 2 1 3 52 57 35 92 Medium Helicopters: AW139 49 4 53 12 S76 D/C++/C+ 20 — 20 12 AS365 1 — 1 33 70 4 74 Light—Twin Engine Helicopters: AW109 4 — 4 16 EC135 9 1 10 13 13 1 14 Light—Single Engine Helicopters: AS350 15 — 15 24 AW119 13 — 13 16 28 — 28 Total Helicopters 168 40 208 14 Fixed wing 9 5 14 Unmanned Aerial Systems (“UAS”) 4 — 4 Total Fleet 181 45 226

17 Strong Balance Sheet and Liquidity Position (1) Balances reflected as of 3/31/2023 (2) As of 3/31/2023, the ABL facility had $3.2 million in letters of credit drawn against it (3) Principal balance Actual Amount Rate Maturity ($mm, as of 3/31/2023) Cash $ 201 ABL Facility ($85mm)(2) — S+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 NatWest Debt 167 S+275 bps Mar-36 Total Debt(3) $ 567 Less: Unrestricted Cash $ (198) Net Debt $ 369 $198.4 million of unrestricted cash and total liquidity of $274.9 million(1) As of March 31, 2023, the availability under the amended ABL facility was $76.5 million(2)

2nd Generation SAR Contract (UKSAR2G)

An Effective Transition Plan

To ensure successful transition of operations and mitigate contract execution risk, Bristow accelerated the capital expenditure timeline related to the new £1.6 billion UKSAR2G contract

Maritime & Coastguard Agency

- New contract transitions beginning September 30, 2024, through December 31, 2026
- New contract combines existing rotary and fixed wing services into fully integrated, innovative solution led by Bristow
- Estimated capital expenditures range of $155-$165 million for new AW139 aircraft and modifications to existing aircraft
- Plans to fund the capex with cash on hand, operating cash flows and new NatWest Debt

	CY22-2023	CY2024	CY2025	CY2026	Total
Total Capex	$51,000	$97,000	$10,000	$1,000	$159,000


G-MCGK
HM COASTGUARD

Bristow
18

19 Quarterly Revenues, Adjusted EBITDA and Seasonality $294 $299 $304 $293 $0 $200 $400 Jun 2022 Sept 2022 Dec 2022 Mar 2023 M ill io n s Operating Revenues Adjusted EBITDA, excl. Asset Sales & Foreign Exchange (1) Adjusted EBITDA excludes special items, asset sales and foreign exchange (gains) losses. See page 20 for a description of special items and reconciliation to net income $37 $34 $36 $29 $0 $20 $40 $60 Jun 2022 Sept 2022 Dec 2022 Mar 2023 M ill io n s Certain of our operations are subject to seasonality: Operations in Nigeria are subject to seasonality as the Harmattan, a dry and dusty trade wind, blows between the end of December and the middle of February. At times when the heavy amount of dust in the air severely limits visibility, our aircraft are unable to operate. Our North Sea operations are subject to seasonality as drilling activity is lower during the winter months due to harsh weather conditions and shorter days. Our operations in the Americas region are subject to seasonality where fewer hours of daylight in the fall and winter months may result in fewer flight hours. In general, our operations in Australia experience fewer passengers during the wet season from December through March.

Reconciliation of Adjusted EBITDA

($000s)	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	LTM
Net income (loss)	$ (1,525)	$ (6,931)	$ 16,501	$ 4,015	$ 12,060
Depreciation and amortization expense	17,445	17,000	16,051	16,536	67,032
Interest expense, net	10,264	10,457	10,008	10,242	40,971
Income tax expense (benefit)	(5,094)	(853)	116	8,231	2,400
EBITDA	$ 21,090	$ 19,673	$ 42,676	$ 39,024	$ 122,463
Special items [1]	6,986	5,683	4,797	9,986	27,452
Adjusted EBITDA	$ 28,076	$ 25,356	$ 47,473	$ 49,010	$ 149,915
(Gains) losses on disposals of assets, net	(3,256)	1,747	(3,368)	2,101	(2,776)
Foreign exchange (gains) losses	4,103	9,243	(10,199)	(13,984)	(10,837)
Adjusted EBITDA excluding asset dispositions and foreign exchange	$ 28,923	$ 36,346	$ 33,906	$ 37,127	$ 136,302

[1] Special items include the following:	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	LTM
Loss on impairment	$ —	$ —	$ —	$ 5,187	$ 5,187
PBH amortization	3,803	3,700	3,238	3,291	14,032
Merger and integration costs	439	335	291	368	1,433
Reorganization items, net	44	21	29	49	143
Other special items[2]	2,700	1,627	1,239	1,091	6,657
	$ 6,986	$ 5,683	$ 4,797	$ 9,986	$ 27,452

(2) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs

Bristow

20

21 Adjusted Free Cash Flow Reconciliation (1) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs Three Months Ended ($000s) March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 LTM Net cash provided by (used in) operating activities $ 6,615 $ (18,484) $ (17,570) $ 22,750 $ (6,689) Less: Maintenance capital expenditures (2,952) (1,911) (4,481) (1,185) (10,529) Free Cash Flow $ 3,663 $ (20,395) $ (22,051) $ 21,565 $ (17,218) Plus: PBH buy-in costs — 24,179 31,236 — 55,415 Plus: Restructuring costs — — — 1,479 1,479 Plus: Merger and integration costs 571 275 255 277 1,378 Plus: Reorganization items, net 20 28 51 42 141 Plus: Other special items(1) 1,509 1,877 1,033 2,966 7,385 Adjusted Free Cash Flow $ 5,763 $ 5,964 $ 10,524 $ 26,329 $ 48,580

22 Operating Revenues and Flight Hours by Line of Service Three Months Ended March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 LTM Operating revenues ($000s) Offshore energy services: Europe $ 85,291 $ 87,321 $ 87,867 $ 90,053 $ 350,532 Americas 70,982 87,164 88,015 84,665 330,826 Africa 25,356 24,120 21,194 20,362 91,032 Total offshore energy services 181,629 198,605 197,076 195,080 772,390 Government services 82,334 77,013 69,908 70,107 299,362 Fixed wing services 25,919 25,065 28,945 25,942 105,871 Other services 3,049 3,658 3,462 3,019 13,188 $ 292,931 $ 304,341 $ 299,391 $ 294,148 $ 1,190,811 Three Months Ended March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 Flight hours by line of service Offshore energy services: Europe 10,298 10,658 10,373 10,851 Americas 8,129 9,218 10,361 10,292 Africa 2,905 3,292 2,914 2,688 Total offshore energy services 21,332 23,168 23,648 23,831 Government services 3,944 4,659 4,457 4,536 Fixed wing services 2,533 2,826 3,157 3,330 27,809 30,653 31,262 31,697

23 LTM Operating Revenues by Region Three Months Ended (in millions) March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 LTM Revenues Europe $ 164.4 $ 160.9 $ 153.7 $ 155.4 $ 634.4 Americas 79.1 96.0 97.4 94.3 366.8 Africa 28.4 27.4 25.3 23.3 104.4 Asia Pacific 21.0 20.0 22.9 21.2 85.1 Total $ 292.9 $ 304.3 $ 299.3 $ 294.2 $ 1,190.7